SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 26, 1999


                              SoftNet Systems, Inc.
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               (Exact name of registrant as specified in charter)




         New York                    1-5270                  11-1817252
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(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)           Identification No.)



                    520 Logue Avenue, Mountain View, CA 94043
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               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code (650) 962-7470




                                       None
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

Private Placement

                  On January 12, 1999, SoftNet Systems, Inc. (the "Company") received a $12 million investment from funds affiliated with two investors (the "Buyers").

                  In the investment, the Company sold its 9% Senior Subordinated Convertible Notes due January 1, 2001 (the "Convertible Notes") and warrants to purchase 300,000 shares of the Company's Common Stock (the "Warrants"), for an aggregate of $12 million. The offer and sale of these securities in the United States was completed pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended (the "Act"). In addition to the Convertible Notes and the Warrants, and in connection with the investment, the Company and the Buyers have entered into a Securities Purchase Agreement and a Registration Rights Agreement (these documents, together with the Convertible Notes and the Warrants, are referred to collectively herein as the "Transaction Documents").

                  The Convertible Notes are convertible at the election of the holder into shares of Common Stock, at a conversion price of $17.00 per share (the "Fixed Conversion Price") until July 1, 1999. Thereafter, the Convertible Notes shall be convertible at the lesser of (a) $17.00, or (b) a price per share equaling 100% of the average of any five (5) closing bid prices during the thirty (30) trading day period ending one day prior to the conversion date (the "Variable Conversion Price"). The foregoing conversion prices are subject to adjustment upon the occurrence of certain other events, including but not limited to the Company's failure to have declared effective a registration statement (as described below) for the Common Stock underlying the Convertible Notes and the Warrants prior to the 180th day after the investment; failure to timely deliver Common Stock upon a Holder's submission of a notice of conversion; a Senior Debt Default (as defined in the Convertible Notes); and failure to perform or observe any term or condition contained in any transaction document. In the event the Company fails to pay principal or interest when due, the interest rate would increase to 18% until such payment is made. In addition, if an Event of Default (as defined in the Convertible Note) should occur, the outstanding principal and any accrued but unpaid dividends would become immediately payable.


                  In cases where the Company merges or consolidates with a public company meeting certain threshold criteria (among other triggering events), the Holders will be entitled to receive, following consummation of such merger or consolidation, the consideration that such Holder would have received if such Holder had converted its Convertible Notes on the trading day immediately preceding the public announcement of such merger or consolidation.


                  The Warrants are exercisable at any time until January 1, 2003. The exercise price for the Common Stock underlying the Warrants is $17.00 (subject to adjustment). The number of shares issuable upon exercise of the Warrants is subject to anti-dilution adjustment upon certain events, including the Company's sale of its Common Stock or securities convertible into or exercisable for Common Stock (excluding certain issuances, including Common Stock issued under employee, director or consultant benefit plans) at a price per share less than the exercise price of the Warrants.

                  Pursuant to the Registration Rights Agreement, the Company is obligated, within 15 business days of the issuance date, to file with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement covering the resale of all shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants. Such registration statement must be declared effective by the Commission by the 90th day following the investment (with a 30 day extension if Commission comments cause delay despite the Company's best efforts to cause the registration statement to become effective). If the registration statement is not effective within the prescribed time frame, or if, once effective, the registration statement cannot be used for more then a predetermined period, the Company is subject to a variable penalty depending upon the amount of time the registration statement is unusable. In addition to the foregoing, the Company is obligated to allow the Buyers to inspect certain Company records, to maintain the listing of its Common Stock on AMEX or Nasdaq, or another market acceptable to the Buyers, and to indemnify the Holders for all claims arising out of the Transaction Documents or the registration statement(s).

                  The foregoing description is only a summary and is qualified in its entirety by reference to the Securities Purchase Agreement dated as of January 12, 1999 by and among the Company and the Buyers listed therein, the Convertible Notes, the Registration Rights Agreement each dated as of the same date by and among the Company and the Buyers listed therein, and the Warrants issued by the Company to the Buyers, the forms of which are attached to this Current Report as Exhibits 10.38, 10.39, 10.40, and 10.41, respectively, and incorporated herein by reference.

                  The proceeds from this investment will be used for working capital and general corporate purposes.

                  The convertibility and other terms of the Convertible Notes and Warrants could result in substantial dilution to the holders of the Company's Common Stock. Cross default provisions to the Company's debt instruments and other terms of the Convertible Notes, under certain circumstances, could materially adversely affect the Company's business, results of operations and condition. The convertibility feature of such Convertible Notes and subsequent sales by the Buyers could materially adversely affect the Company's valuation and market trading price. In addition, the existence of the Convertible Notes and the terms thereof could render future financings and loans and merger and acquisition activities more difficult.

Item 7.   Exhibits.


Exhibit No.          Description
--------------       -------------------------------------------------

   10.38 Securities Purchase Agreement dated as of January 12, 1999 by and among the Company and the Buyers listed therein

   10.39 Form of 9% Senior Subordinated Convertible Note due January 12, 2001, issued by the Company to each of Buyers

   10.40 Registration Rights Agreement dated as of January 12, 1999 by and among the Company and the Buyers listed therein

   10.41 Form of Warrant to purchase shares of Common Stock, dated as of January 12, 1999, issued by the Company to each of Buyers

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             SOFTNET SYSTEMS, INC.



DATE:  January 26, 1999             By:     /s/  Douglas S. Sinclair
                                         ---------------------------------------
                                             Name:  Douglas S. Sinclair
                                             Title:  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.          Description
--------------       -------------------------------------------------

   10.38 Securities Purchase Agreement dated as of January 12, 1999 by and among the Company and the Buyers listed therein

   10.39 Form of 9% Senior Subordinated Convertible Note due January 12, 2001, issued by the Company to each of Buyers

   10.40 Registration Rights Agreement dated as of January 12, 1999 by and among the Company and the Buyers listed therein

   10.41 Form of Warrant to purchase shares of Common Stock, dated as of January 12, 1999, issued by the Company to each of Buyers